UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

HERZFELD CARIBBEAN BASIN FUND, INC.
(Exact name of registrant as specified in its charter

Maryland	811-06445	65-0396889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 161465, Miami, FL		33116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code,  305-271-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

On July 23, 2007, Mr. Albert Weintraub, age 77, retired from his position on the Board of directors of Herzfeld Caribbean Basin Fund, Inc. (the “Company”). Mr. Weintraub’s retirement resulted in the Board consisting of three members: two independent directors and one interested director. In addition, Mr. Weintraub’s retirement has resulted in the audit committee being composed of two independent members rather than the required three independent members. Accordingly, the Company has notified the NASDAQ that the composition of its audit committee does not currently comply with the audit committee composition requirement under Rule 4350(d)(2)(A) of the NASDAQ Marketplace Rules due to one vacancy on the audit committee. The Company is relying on the cure period provided under Rule 4350(d)(4)(B) under the Marketplace Rules and intends to appoint a new independent director in the future to serve on the Board and its audit committee.

Item 8.01

On July 24, 2007, the Company announced the planned non-transferable rights offering and the retirement of Mr. Albert L. Weintraub as a director of the Company. A copy of the press release issued by the Company dated July 24, 2007 is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibit 99.1	Press release dated July 24, 2007 announcing the planned non-transferable rights offering and the retirement of Mr. Albert L. Weintraub as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HERZFELD CARIBBEAN BASIN FUND, INC.

Date: July 27, 2007	/s/ Cecilia L. Gondor
Cecilia L. Gondor
Chief Compliance Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

Exhibit 99.1	Press release dated July 24, 2007 announcing the planned non-transferable rights offering and the retirement of Mr. Albert L. Weintraub as a director of the Company.